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              FORM OF GUARANTEED DELIVERY FOR TENDER OF 5% DELAYED
          CONVERTIBLE PREFERRED STOCK OF CD RADIO INC. IN EXCHANGE FOR
                   10.5% SERIES C CONVERTIBLE PREFERRED STOCK

     Registered holders of shares of 5% Delayed Convertible Preferred Stock (the '5% Preferred Stock') of CD Radio Inc., a Delaware corporation (the 'Company'), who wish to tender any such shares in exchange for shares of 10.5% Series C Convertible Preferred Stock of the Company, on the terms and subject to the
conditions set forth in the Prospectus of the Company dated October   , 1997
(the 'Prospectus'), and the related Letter of Transmittal, and whose shares of 5% Preferred Stock are not immediately available or who cannot deliver their shares of 5% Preferred Stock and the Letter of Transmittal (and any other documents required by the Letter of Transmittal) to IBJ Schroder Bank & Trust Company (the 'Exchange Agent') prior to the Expiration Date (as defined in the Prospectus), may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight delivery) or mailed to the Exchange Agent. See 'The Exchange Offer -- Tender Procedure' in the Prospectus.

                   THE EXCHANGE AGENT FOR THE EXCHANGE OFFER:
                       IBJ Schroder Bank & Trust Company

                        FACSIMILE NUMBER: (212) 858-2611
                        (For Eligible Institutions Only)

                         BY HAND OR OVERNIGHT COURIER:
                   (Registered or Certified Mail Recommended)
                                 1 State Street
                            New York, New York 10004
                          Attn.: Reorganization Dept.
                       Securities Processing Window SC-1

                                    BY MAIL:
                                  P.O. Box 84
                             Bowling Green Station
                         New York, New York 10274-0084
                          Attn.: Reorganization Dept.

       TO CONFIRM RECEIPT OF NOTICE OF GUARANTEED DELIVERY BY TELEPHONE:
                                 (212) 858-2103

     Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

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Ladies and Gentlemen:

     The undersigned hereby tenders the number of shares of 5% Delayed Convertible Preferred Stock ('5% Preferred Stock') indicated below, upon the terms and subject to the conditions contained in the Prospectus, dated October
  , 1997, of the Company, receipt of which is hereby acknowledged.

                                   DESCRIPTION OF SHARES OF 5% PREFERRED STOCK TENDERED
               NAMES(S) AND ADDRESS(ES) OF                          SHARES OF 5% PREFERRED STOCK TENDERED
                  REGISTERED HOLDER(S)                        (ATTACH ADDITIONAL SIGNED SCHEDULE IF NECESSARY)
               (PLEASE FILL IN, IF BLANK)
                           (1)                                     (2)               (3)               (4)
                                                               CERTIFICATE      TOTAL NUMBER        NUMBER OF
                                                               NUMBER(S)*         OF SHARES          SHARES
                                                                                 REPRESENTED       TENDERED`D'
                                                                                     BY
                                                                                CERTIFICATES*`D'

                                                                      Total
* Need not be completed by book-entry holders.
`D' Unless otherwise indicated, the holder will be deemed to have tendered the full number of shares of 5%
    Preferred Stock.

                   THE FOLLOWING GUARANTEE MUST BE COMPLETED

GUARANTEE OF DELIVERY

     The undersigned, a firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch, agency, or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, the certificates representing the shares of the 5% Delayed Convertible Preferred Stock, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery.

                                          ......................................
                                                      NAME OF FIRM

                                          ......................................
                                                 (AUTHORIZED SIGNATURE)

                                          ......................................
                                                         (NAME)

                                          ......................................
                                                         (TITLE)

                                          ......................................

                                                        (ADDRESS)

                                          ......................................
                                            (AREA CODE AND TELEPHONE NUMBER)

Dated  ......................... , 1997

NOTE: DO NOT SEND CERTIFICATES OF 5% DELAYED CONVERTIBLE PREFERRED STOCK WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES OF 5% DELAYED CONVERTIBLE PREFERRED STOCK SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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